Exhibit 10.14

July 2018 Version

Working Capital Loan Contract

No.: X.Y.X.D.Y.L.D.Z No. 2018308D

Lender: Xiamen Sub-branch, Industrial Bank Co., Ltd.

Domicile: Industrial Bank Building No. 78, North Hubin Road, Xiamen

Legal representative/ person in charge: Hong Pipa

Borrower: Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.

Domicile: Room 402, 4F, Industry Design Center, Cross-Strait, Longshan Cultural & Creative Industrial Park, No. 84, South Longshan Road, Siming District, Xiamen City

Legal representative/ person in charge: Chen Xiaodong

Contract signing place: Siming District/ County, Xiamen City

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Important Instruction for Contract Signing

To safeguard your interests and rights, please carefully read, check and confirm the following issues before signing this contract:

1.	You shall be entitled to sign this contract, and if the consent of others is needed, you have been duly authorized;
2.	You have carefully read and fully understand clauses of the contract. You have paid special attention to contents concerning the bearing of responsibilities, the exemption or restriction of responsibilities of Industrial Bank and contents in bold;
3.	Your company and you have sufficiently understand meaning of contract clauses and corresponding legal consequences, and are willing to accept the agreement of such clauses;
4.	The contract text provided by Industrial Bank is the sample text only. Blank space is reserved after related clauses, and additionally, the “supplementary provisions” are also set up at the end of the contact for the parties to make any modification, supplementation or deletion to the contract;
5.	If you have any question about the contract, please consult Industrial Bank at any time.

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Upon the application of the borrower, the lender, upon examination, agrees to grant working capital loan to the borrower. This contract is hereby entered into by and between the borrower and the lender for joint observation in accordance with related laws and regulations of the People's Republic of China through equal consultation in order to specify rights and obligations of the two parties and to keep premises.

The borrower and the lender confirm that the loan under this contract belongs to the situation specified in item 2 below:

1.	This contract is a sub-contract of the ____________ with the contract number of _____ signed by the borrower and the lender on ___________ (i.e., the master contract). The amount of loan under this contract will be counted in the credit quota under ________. The amount of loan granted in a foreign currency will be converted into RMB based on the middle price announced by the lender on the contract signing date before being counted into the credit quota.
2.	This contract is an independent legal text signed by the borrower and the lender.

Article 1 Definitions and interpretations

Unless otherwise agreed in writing by the two parties, terms under this contract shall be defined and interpreted as below:

1.	“Working capital loan” refers to the loan in local or foreign currency granted by the lender upon the application of the borrower which will be used as working capital to support routine production and operation of the borrower.
2.	“Creditor’s right”, or the main creditor’s right refers to the creditor’s right formed by the lender’s provision of financing services for the borrower upon the application of the borrower (the debtor) to the lender (creditor) and upon the examination and approval of the lender (including the principal, interest, penalty interest, compound interest, liquidated damage, damage compensation, costs for the creditor to realize the creditor’s rights, etc.). The creditor’s right possessed by the creditor against the debtor hereunder shall be consistent with the contents of debt owed by the debtor to the creditor hereunder.

Costs for the creditor to realize the creditor’s right” refer to the litigation (arbitration) fee, attorney fee, travel expenses, execution fee, preservation fee and other costs for the realization of the creditor’s rights paid by the creditor when it makes efforts to realize the creditor’s rights by means of litigation, arbitration, applying for the execution order from the notary institution.

3.	The terms below specified in Article 5 of the contract shall be defined and interpreted as below:

“Fixed interest rate” refers to the interest rate remained fixed in the term of the loan.

“Floating interest rate” refers to the interest rate which may change in the term of the loan based on the cycle and range agreed by the borrower and the lender.

“Floating cycle” refers to the frequency for the change of the loan interest rate agreed by the borrower and the lender. The loan interest rate in a floating cycle will be calculated based on

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the benchmark interest rate and the pricing mode agreed in the contract; the interest rate of the loan will be remained fixed in a floating cycle. When entering the next floating cycle after the expiry of one floating cycle, the interest rate of the loan will be calculated based on the benchmark interest rate given for the new floating cycle and the pricing mode agreed in the contract; the interest rate of the loan will be remained fixed in a floating cycle.

“RMB loan benchmark interest rate of the Central Bank” refers to the RMB loan benchmark interest rate of the current day published by the People’s Bank of China.

“RMB deposit benchmark interest rate of the Central Bank” refers to the RMB deposit benchmark interest rate of the current day published by the People’s Bank of China.

“LPR” refers to the current day benchmark interest rate of the loan calculated and published by the National Inter-Bank Funding Center based on the prime rate quoted by the quoting bank independently.

“SHIBOR” refers to the current day Shanghai Interbank Offered Rate calculated and published by the National Inter-Bank Funding Center.

“LIBOR” refers to interbank offered rate at London market on day T-2; currencies include USD, EURO, YEN, etc.; where, “T” refers to the actual loan offering date; “T-2” refers to two working days before the actual loan offering date, the same below.

“HIBOR” refers to interbank HKD offered rate at Hong Kong financial market on day T-2.

The specific values of “LIBOR” and “HIBOR” shall be subject to the results of query in the core system of Industrial Bank.

4.	The “major transaction” specified in Article 13 of the contract refers to (including but not limited to) any transaction which may or is confirmed to seriously affect the basic structure of the borrower’s company, the change of shareholders of the company, contingent liability, cash flow, profitability, core business secrets of the company, core competitiveness of the company, important assets of the company, major creditor’s rights and debts of the company, ability to repay liabilities and ability to perform this contract, or other transaction which is believed by the lender and/or the borrower to constitute a major transaction.
5.	The “major event” specified in Article 13 of the contract refers to (including but not limited to) any event which may or is confirmed to seriously affect the work performance ability of the senior management in the company of the borrower, the employment and dismissal of employees engaged in core business of the company, core business secrets of the company, core competitiveness of the company, basic structure of the company, change of the company’s shareholders, contingent liability, the survival of the company, the legality of the company’s business, the stability and development of the company, profitability and liability repayment ability of the company, the ability to perform this contract, and other event which is believed by the lender and/or the borrower to constitute a major event.
6.	For the purpose of this contract, the “working day” shall refer to the business day of the borrower’s bank. In the contract performance process, if a withdrawal date or a repayment date is a non-business day, it shall be postponed to the next business day.
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Article 2 Loan amount

The lender agrees to offer the loan amounting to (currency) RMB (amount in words) THREE MILLION yuan only to the borrower.

Article 3 Purpose of the loan

The loan will be used to pay price for goods. Without the written consent of the lender, the borrower shall not use the loan for other purpose.

Article 4 Term of the loan

1.	The term of the loan is twelve months which will be from December 20, 2018 to December 19, 2019.
2.	For one-time loan release, the loan release date shall be subject to the actual loan release date recorded in the loan note or loan certificate. If the actual loan release date is later than the loan release date recorded in the previous paragraph, the expiry date of the loan shall be postponed accordingly.
3.	Plan for the use of the loan in batches:

Date:   / , amount: RMB   / yuan; Date:   / , amount: RMB   / yuan;

Date:   / , amount: RMB   / yuan; Date:   / , amount: RMB   / yuan;

Date:   / , amount: RMB   / yuan; Date:   / , amount: RMB   / yuan;

Date:   / , amount: RMB   / yuan; Date:   / , amount: RMB   / yuan;

Date:   / , amount: RMB   / yuan; Date:   / , amount: RMB   / yuan;

The borrower shall apply to the lender to handle loan withdrawal formalities three working days before each loan withdrawal date or the time otherwise required by the lender.

If the borrower fails to withdraw the loan based on the term for the use of the loan in batches, the lender shall have the right to ask the borrower to pay __ ‰ of the loan to be withdrawn in the current period as the liquidated damage.

4.	Under the precondition agreed in Article 6 of the contract, the lender will pay the loan capital according to Article 7 of the contract.
5.	The lender may adjust the plan for the use of the loan in batches based on whether the loan complies with related laws, regulations and policies as well as preconditions specific in the contract, the loan capital payment conditions, the signing of the guarantee contract corresponding to the contract and the time to handling related guarantee formalities as well as other factors the lender believes necessary.
6.	If the loan is used in batches, the same expiry date will be applied. Namely, the expiry date recorded on the loan note or loan certificate issued for the first time loan release shall be used as the expiry date of loans released by various periods.
7.	If the lender required repayment of the loan in advance according to provisions of this
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contract, it shall be regarded that the loan expiry date is advanced accordingly.

Article 5 Interest rate of the loan and the collection of interest

1.	Interest rate of the loan
(1)	The benchmark interest rate for pricing shall be implemented according to item c below:
a.	/ period grade of RMB loan benchmark interest rate published by the Central Bank.
b.	/ period grade of RMB deposit benchmark interest rate published by the Central Bank.
c.	LPR ONE YEAR grade.
d.	SHIBOR / period grade.
e.	LIBOR / period grade.
f.	HIBOR / period grade.
(2)	The loan interest rate pricing formula shall be subject to item a below:
a.	Loan interest rate = pricing benchmark interest rate + 1.78%.
b.	Loan interest rate = pricing benchmark interest rate * _____.
(3)	The loan interest rate (the annual interest rate, the same below) shall be implemented according to item b below:
a.	Fixed interest rate. The loan interest rate will be determined based on the pricing benchmark interest rate on the actual loan release date and the pricing formula, and will be maintained fixed during the term of the loan.
b.	Floating interest rate. The loan interest rate will be determined based on the pricing benchmark interest rate and the pricing formula on the actual loan release date and the interest rate adjustment date. The interest rate adjustment date will be implemented according to item (a) below: (a). The floating cycle is quarterly (monthly, quarterly/ half-an-year/ annual/ other cycle); as of the actual loan release date, the corresponding date for the expiry of each cycle shall be the contract interest rate adjustment date. If there is no such a day on the current month, the last day of the month shall be regarded as the corresponding date; (b) / .

During the term of the loan, the borrow will not be otherwise informed if the benchmark interest rate is adjusted.

c.	Other ways of interest rate: / .
(4)	The pricing benchmark interest rate for the loan used in batches under the contract shall be subject to the benchmark interest rate on each actual release date of the loan (or the interest rate adjustment date, if any).
(5)	For the loan released under the contract, if the country cancels the benchmark interest rate of if the benchmark interest rate is no longer published on the market, the lender shall have the right to determine the new interest rate of the loan based on the national interest rate policy in
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the current stage in principle of fairness and good faith with reference to industrial practice, interest rate situation and other related factors and inform the borrower. If the borrower has any objection, it shall negotiate with the lender. If the two parties cannot an agreement within five working days as of the date when the notice is sent by the lender, the lender shall have the right to withdraw the loan in advance, and the borrower shall immediately repay the residual principal and interest of the loan.

2.	Way of repayment of the loan principal and interest
(1)	The calculation of the loan interest: Interest shall be accrued for the principal of loan in local or foreign currency as of the date when the principal is transferred by the lender to the bank account of the borrower. The daily interest of the loan= balance of the loan on the current day* daily interest rate. The conversion between the daily interest rate and the annual interest rate shall be implemented according to provisions of the People’s Bank of China and the international practice.
(2)	The interest of the loan shall be repaid in the way as specified in item a below:
a.	For the loan under this contract, it is agreed that the interest payment date shall be the 21st day every month (month/ the last month of each quarter/ the last month of each half a year/ the last month of each year/ other period); the borrower shall pay the loan interest of the current period to the lender on the interest payment date; the residual loan principal and interest will be settled completely upon the expiry of the lease term.
b.	As of the actual loan release date, the interest payment date for various periods shall be corresponding date at the expiry of each / (month/ quarter, half-a-year/ year/ other period) (if the corresponding date does not exist on the current month, the last date of the month shall be the corresponding date). The borrower shall pay the loan interest of the current period to the lender on the interest payment date; the residual loan principal and interest will be settled completely upon the expiry of the lease term.
c.	The first time interest payment date is ; as of the first time interest payment date, the interest payment date for various periods shall be corresponding date at the expiry of each / (month/ quarter, half-a-year/ year/ other period) (if the corresponding date does not exist on the current month, the last date of the month shall be the corresponding date). The borrower shall pay the loan interest of the current period to the lender on the interest payment date; the residual loan principal and interest will be settled completely upon the expiry of the lease term.
d.	Other payment way: ___________________________________.
3.	Penalty interest and compound interest
(1)	If the borrower fails to use the loan based on the purpose agreed in the contract, since the date of embezzlement, the lender shall have the right to collect penalty interest for the loan being embezzled, and the penalty interest rate shall be 150% of the loan interest rate; if the borrower fails to repay the loan as scheduled and fails to reach an agreement with the lender on the loan renewal, namely, if the loan becomes overdue, since the date of overdue, the lender shall have the right to collect penalty interest for the overdue loan, and the penalty interest rate shall be
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130% of the loan interest rate. For the interest not repaid as scheduled (including interest before and after the expiry of the loan, penalty interest for loan embezzlement and penalty interest for overdue loan), the lender shall have the right to collect compound interest based on the loan overdue penalty interest rate agreed herein. If the loan not only becomes overdue, but is also embezzled, the penalty interest will be collected in the way whichever is higher.

(2)	If the fixed loan interest rate is adopted, the penalty interest will also be fixed; if the loan interest rate is floating, the penalty interest will also be floating; the floating cycle will be consistent with the floating cycle of the loan interest rate.
(3)	The way to collect the penalty interest and the compound interest shall be implemented based on the loan interest repayment way agreed herein.

Article 6 Preconditions for loan withdrawal

I.	The borrower shall meet various preconditions required by the lender for loan withdrawal before applying for a loan under the contract from the lender:
(I)	The borrower has sent the following documents to the lender. Related situations specified in the documents are not changed and are continuously effective, or the bower has made interpretations and instructions to the satisfaction of the lender on the change;
1.	Loan application, mainly including but not limited to the name of the loan project, amount, purpose, term, repayment plan, repayment source, etc.;
2.	The legal and valid business license of the borrower, articles of association of the company, loan card and password/ credit code, the list of the legal representative and members of the board of directors, main persons in charge and the financial director registered at the administrative authority for industry and commerce for recording, samples of signatures, effective identity certificate documents of the legal representative or the authorized representative, and other documents of the company believed necessary by the lender;
3.	The resolution of the board meeting or the shareholders’ meeting convened by the borrower according to the legal procedure which is adopted by the quorum of directors or shareholders by voting; the resolution shall be true, legitimate and effective and shall be about the agreement on applying for the loan under the contract from the lender, specify the purpose of the loan and accept various loan conditions proposed by the lender; or other document believed necessary by the lender.
4.	The annual reports of the latest three years (attached with the auditor’s report and notes to the auditor’s report), financial statement of the latest period and the same period of the previous year; if the borrower has been established not more than three years, annual reports since the establishment shall be submitted.
5.	Information about affiliated enterprises;
6.	If temporary working capital loan is applied, the purchase contract, order contract, debt certificate and related contract, certificates or materials shall also be provided.
7.	If pledge/ mortgage is to be adopted for guarantee, the certificate materials on the ownership
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of the pledge/ mortgage and the value appraisal reports shall be submitted. Besides, pledge/ mortgage registration formalities that shall be handled according to requirements of related laws and regulations shall have been properly handled. The original of related ownership certificate documents, registration certificate documents and others have been sent to the lender for preservation; if third-party guarantee is to be adopted, related guarantee materials based on requirements specified in item (2)~ (4) shall be provide and the guarantee contract has already taken effect; the aforesaid guarantee shall be continuously effective.

8.	If the lender required to covering insurance for the pledge/ mortgage, insurance formalities with the lender as the primary beneficiary shall have been handled and the original of the insurance policy has been submitted to the lender for preservation; the insurance shall be continuously effective. If the pledge/ mortgage is provided by the borrower, the borrower herein transfers the insurance claim right upon the occurrence of insured event to the lender.
9.	Enterprises in special industries shall provide the production and operation license for the special industry or the enterprise qualification level certificate issued by the authoritative authority.
10.	If any party hereunder requires handle notary formalities, related notary formalities have been well handled.
11.	The borrower has opened an account at the lender’s bank as required by the lender, and is willing to accept the lender’s credit supervision and payment and settlement supervision.
12.	If the borrower applies for foreign exchange project loan, it must provide the effective foreign exchange loan purpose certificate and the approvals of related authorities, and shall comply with related foreign exchange management policies.
13.	VAT, business license and income tax payment and declaration form required by the lender.
14.	Other documents, reports, certificate and other materials required by the lender.
(II)	The borrower is established according to the law; its production and operation complies with laws and regulations; it is cable for continuing operation and has legitimate source of repayment.
(III)	The purpose of the loan is specific and compliant.
(IV)	The statement and undertaking made by the borrower in Article 11 are true and effective; no violating event or potential violating event has occurred on and before the applied loan release date;
(V)	The borrower has properly complete all loan notes and certificates related to loan release. Such notes and certificates shall be a part of the contract and shall have equal legal effect as the contract. In case of any inconsistency between loan amount, loan term, loan interest hereunder and the contents of the loan note or certificate, the contents of the loan note or certificate shall prevail.
(VI)	The borrower has good credit situation and is free of major negative records; if the borrower is a newly established legal person, the controlling shareholder shall have good credit standing
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and shall be free of major negative records.

(VII)	Other preconditions for loan withdrawal required by the lender.
II.	The lender will perform its obligations under the contract under the premise that preconditions for loan withdrawal agreed herein are met. The lender shall have the right to unilaterally determine to degrade or give up part of preconditions for loan withdrawal, and the borrower shall not take such conditions as the cause to plead against the lender.
III.	The lender shall have the right to appropriately adjust the release of the loan based on whether the financing project meets related laws, regulations and policies, preconditions required by the lender, the signing of the guarantee contract corresponding to this contract, the time to handle guarantee formalities and other factors.
IV.	The borrower herein agrees that after the signing of this contract, if the borrower fails to meet preconditions for loan withdrawal or the loan capital payment conditions for any time of loan withdrawal, the lender shall have the right to stop release the loan, stop paying loan capital or terminate the loan contract. Responsibilities or losses caused thereby shall be borne by the borrower. If the lender determines to terminate the contract, the lender shall inform the borrower and the period for the borrower to propose objection, if any, shall be five working days as of the date when the contract termination notice is delivered to the borrower in the way agreed herein. If the borrower does not propose any objection, the contract will automatically terminate upon the expiry of the objection proposing period. If the borrower has objection but the two parties fail to reach an agreement within five working days after the expiry of the objection proposing period, the lender shall have the right to withdraw the loan ahead of schedule according to eth contract.
V.	Upon the examination of the lender, the if borrower meets preconditions for loan withdrawal, the lender will pay the loan capital pursuant to Article 7 of the contract.

Article 7 Account monitoring and loan capital payment

I.	Account monitoring

In accordance with related laws and regulations and requirements of the regulatory system, the borrower warrants that it has meet preconditions for loan withdrawal agreed herein before applying for loan release and agrees to accept supervision of the lender on the use of the loan according to the purpose specified herein. The lender shall have the right to monitor the basic deposit account, ordinary deposit account and special deposit account opened by the borrower, and to supervise and control the release and payment of the loan capital and repayment capital in the way agreed in the contract.

The borrower designates the following account as the special capital collection account, and will promptly provide the capital inflow and outflow situation of this account:

Account name: Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.

Account number: 129500100100268671

Bank of account: Dongqu Sub-branch, Xiamen Branch, Industrial Bank

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The lender may otherwise sign an account management agreement with the borrower based on the borrower’s credit situation and financial situation, etc., specifying the management of capital inflow and outflow of the designated account. The lender shall have the right to withdraw the loan ahead of schedule based on the borrower’s capital collection situation.

II.	Payment of the loan capital
(I)	The lender shall have the right to manage and control the payment of the loan capital by means of entrusted payment by the lender or independently payment by the borrower.
1.	The entrusted payment by the lender means that the borrower authorizes the lender to pay the loan capital to the trading counterparty of the borrower in line with the loan purpose agreed herein.

If entrusted payment by the lender is adopted, the borrower shall provide related trading materials in line with the loan purposed agreed herein before loan capital release. Upon examination and approval by the lender, the loan capital will be promptly paid to the trading counterparty of the borrower from the account of the borrower.

In the mode of entrusted payment by the lender, after the loan capital is paid to the trading counterparty of the borrower, if the basic trading contract is revoked, terminated or becomes invalid and the loan capital is returned, the lender shall have the right to withdraw the loan ahead of schedule according to Article 12 of the contract.

2.	Independent payment by the borrower means that after the lender pays the loan capital to the account of the borrower, the borrower independently makes payment to the trading counterparty of the borrower in line with the loan purpose agreed herein.

In the mode of independent payment by the borrower, the borrower shall regularly summarize and report the loan capital payment situation to the lender. The lender shall have the right to check whether the use of the loan complies with the requirements of the contract through account analysis, certificate verification, site survey and other means.

(II)	Entrusted payment

Under one of the following circumstances, the loan capital shall be paid in the mode of entrusted payment by the lender:

1.	The credit business relationship between the borrower and the lender has been newly established, and the internal credit rating of the borrower in the bank of the lender is B3 or below. “New credit business relationship” means that it is the first time for the borrower and the lender to enter into the credit business relationship or it is the first time for the credit business relationship to have credit business relationship in 2 years;
2.	Working capital loan for replacement;
3.	The payment object is clear or the single time payment amount is more than RMB TEN MILLION yuan only (for the loan in foreign currency, convert based on the middle price published by the lender on the payment date);
4.	Others: / .
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(III)	During loan release and payment, if the borrower falls into one of the following situations, the borrower shall make up loan release and payment conditions according to requirements of the lender; the lender shall have the right to propose stricter loan release and payment conditions, and shall have the right to stop the loan release and payment. The lender may take appropriate measures according to clause II of Article 14:
1.	Degradation of the credit situation;
2.	Poor profitability of the main business;
3.	Abnormality for the use of the loan;
4.	Other situation believed by the lender.

Article 8 Repayment of the principal and interest of the loan

I.	The principal of the loan under this contract shall be repaid according to item 2 specified below:
1.	The loan principal will be repaid by installments; the principal repayment amount and date are as below:

Repay RMB __________ on _________; Repay RMB __________ on _________;

Repay RMB __________ on _________; Repay RMB __________ on _________;

Repay RMB __________ on _________; Repay RMB __________ on _________;

Repay RMB __________ on _________; Repay RMB __________ on _________;

________________________________________________________________

If the lender adjusts the plan for the use of the loan in batches, the loan repayment date and amount agreed herein will not be changed, and the borrower shall repay loan principal as scheduled.

2.	The loan principal will be repaid by one time upon the expiry of the term of loan.
3.	Other way to repay loan principal: __________________________________

______________________________________________________________.

II.	The borrower shall repay the loan principal and interest hereunder to the lender on the loan repayment date and interest payment date agreed herein.
III.	If the repayment date is not a business day of the lender, it will be postponed to the next business day of the lender for repayment, and this non-business day will be calculated into the total loan occupation period. When repaying the last period of loan principal, the borrower shall pay off the interest together with the principal, which will not be restricted by the interest payment date specified in Article 5 hereof.
IV.	If the borrower fails to repay the loan under the contract as scheduled and needs to delay the repayment of the loan, it shall submit a written loan extending application to the lender ten working days prior to the expiry date of this period of loan. If the extension is agreed by the
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lender upon examination, the two parties will otherwise sign a Loan Extending Contract which will be used as a supplementary agreement of this contract.

V.	Advanced repayment

The borrower shall repay the principal and interest of the loan as scheduled in the contract.

If the borrower requires to repay the loan principal and interest ahead of schedule in full or in part, it shall inform the lender in writing ten working days in advance and obtain the lender’s written consent. Upon the consent of the lender, the borrower shall discuss with the lender and determine the repayment after advance repayment of part of loan principal and interest. Interest for the part of loan repaid in advance will be calculated based on the actual use period and the interest agreed herein. Loan interest already collected prior to advanced repayment will not be adjusted.

If the borrower requires advanced repayment, the lender shall have the right to ask the borrower to pay liquidated damage amounting to 0.05% of the amount for advanced repayment.

VI.	If the borrower fails to perform its obligations according to the contract, the borrower herein irrevocably authorizes the lender to directly collect related payment from any account of the borrower opened at the bank of the lender or any other branch or subsidiary of Industrial Bank without going through any judicial procedure, including but not limited to the principal and interest of the loan (including the principal, interest, penalty interest and compound interest), liquidated damage, damage compensation, expenses for the lender to realize its creditor’s rights, etc. The borrower agrees that the lender shall have the right to determine specific payment collection procedure. If the currency of the capital in the account is different from the loan currency, the lender shall have the right to convert related amount into the loan currency based on the middle price published by the lender on the day of payment collection. If any account agreed hereunder involved financial management products or structural deposit or other related products, the borrower herein irrevocably authorizes the lender to directly initiate the redemption application or take other necessary measures for such related products in order to ensure smooth collection of such payment, and the borrower promises to provide all necessary cooperation.

Article 9 Guarantee

I.	The guarantee contracts of this contract include without limitation the followings:
(I)	The Maximum Amount Guarantee Contract (contract name) with the number of X.Y.X.D.Y.E.B.Z No. 2018308A; mode of guarantee: warranty, guarantor: Chen Xiaodong;
(II)	The Maximum Amount Guarantee Contract (contract name) with the number of X.Y.X.D.Y.E.B.Z No. 2018308B; mode of guarantee: warranty, guarantor: Cai Juanjuan;
(III)	The Maximum Amount Guarantee Contract (contract name) with the number of X.Y.X.D.Y.E.B.Z No. 2018308E; mode of guarantee: warranty, guarantor: Chen Yong;
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(IV)	The / (contract name) with the number of / ; mode of guarantee: / , guarantor: / ;
(V)	The / (contract name) with the number of / ; mode of guarantee: / , guarantor: / ;
(VI)	The / (contract name) with the number of / ; mode of guarantee: / , guarantor: / ;
II.	In addition to aforesaid guarantee contracts which have been signed, in case of exchange rate fluctuation or any other event which as believed by the lender may affect the contract performance ability of the borrower or the guarantor, the lender shall have the right to ask the borrower to submit the cash deposit or provide new guarantee, and sign related guarantee contract. the borrower shall cooperate to meet the lender’s requirements.
III.	The lender shall have the right to not perform its obligations hereunder, including loan release, before the completion of signing of guarantee contracts hereunder and the completion of guarantee formalities.

Article 10 Rights and obligations of the parties

I.	Rights and obligations of the lender
(I)	Rights of the lender:
1.	Be entitled to ask the borrower to repay the principal and interest of the loan as scheduled;
2.	Be entitled to ask the borrower to provide all materials related to the loan;
3.	Be entitled to get to know the borrower’s production, operation and financial situation;
4.	Be entitled to supervise the borrower to use the loan for the purpose agreed herein;
5.	Be entitled to supervise the loan use situation and propose requirements;
6.	Be entitled to directly collect related payment from any account of the borrower opened at the bank of the lender or any other branch or subsidiary of Industrial Bank without going through any judicial procedure, including but not limited to the principal and interest of the loan (including the principal, interest, penalty interest and compound interest), liquidated damage, damage compensation, expenses for the lender to realize its creditor’s rights, etc. The borrower agrees that the lender shall have the right to determine specific payment collection procedure. If the currency of the capital in the account is different from the loan currency, the lender shall have the right to convert related amount into the loan currency based on the middle price published by the lender on the day of payment collection. If any account agreed hereunder involved financial management products or structural deposit or other related products, the borrower herein irrevocably authorizes the lender to directly initiate the redemption application or take other necessary measures for such related products in order to ensure smooth collection of such payment;
7.	The lender shall have the right to transfer creditor’s rights and guarantee interest hereunder to a third party in full or in part at any time and it’s unnecessary to obtain the borrower’s
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consent. If the lender transfers the loan and guarantee interest hereunder, the borrower shall still undertake all of its obligations under this contract;

8.	If the borrower fails to repay the loan principal and interest according to the contract or fails to implement loan principal and interest repayment affairs, the lender shall have the right to disclose in the credit reporting center of the credit investigation system established or approved by the People’s Bank of China, banking supervision institution or other governmental departments or the news media, and take legal measures, including collection, litigation, arbitration or applying for the execution order from a notary institution;
9.	The lender shall have the right to unilaterally determine to withdraw the loan ahead of schedule based on the capital return situation of the borrower;
10.	In case of exchange rate fluctuation or other situation the creditor believes that it may affect the safety of the creditor’s right, the debtor shall be obliged to submit cash deposit and other pledge guarantee according to the creditor’s requirements, or take risk migrating measures approved by the creditor;
11.	The lender shall have the right to enjoy other rights stipulated by laws, regulations and rules or other rights agreed in this contract.
(II)	Obligations of the lender:
1.	Release and pay the loan capital as agreed in this contract;
2.	Keep confidential the borrower’s debt, finance production and operation situation except for the following situations:
(1)	Provisions of the laws and regulations;
(2)	Provisions or requirements of the regulators;
(3)	Disclosure to the lender’s partners, etc.
II.	Rights and obligations of the borrower:
(I)	The borrower shall enjoy the following rights:
1.	Be entitled to withdraw and use all the loan according to the contract;
2.	Be entitled to ask the lender to keep confidential materials provided by the borrower pursuant to this contract.
(II)	Obligations of the borrower:
1.	The borrower shall provide document materials required by the lender according to the truth, and the information about all banks of accounts, account numbers and balance of deposit and loan, and cooperate with the lender’s investigation, review and inspection;
2.	The borrower shall accept the lender’s supervision or inspection over its use of the loan and related production, operation and financial activities, and promptly take reasonable measures with regard to the lender’s suggestions or requirements;
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3.	The borrower shall use the loan according to the purpose agreed herein and shall not embezzle the loan. The borrower shall warrant that the loan will not be used for investment in fixed assets, the production and operation prohibited by the state, equity investment, trading of negotiable securities, futures, real estate, etc., and that the loan will not be used to mutual loan activities among enterprises and other illegal activities prohibited by the state; the borrower shall warrant that the loan will not be occupied or embezzled in any other way;
4.	The borrower shall accept the lender’s monitoring of the borrower’s account and the management of the payment of the loan capital according to Article 7 of this contract;
5.	The borrower shall repay the principal and interest of the loan in full as scheduled in the contract;
6.	Without the written consent of the lender, the borrower shall not transfer the debt hereunder to any third person in full or in part;
7.	The borrower shall not reduce the registered capital in any form; without the lender’s written consent, the borrower shall not extend the registered capital subscription period;
8.	In case of merger, division, equity transfer, foreign investment, substantial increase of debt financing or other major events, the borrower shall inform the lender at least thirty working days in advance and obtain the lender’s written consent. The borrower shall actively take measures to guarantee full repayment of the loan principal and interest as scheduled. Aforesaid major events shall include without limitation:
(1)	Apply for loan or liabilities from a third party, including the bank, or provide loan to a third party, provide guarantee for the liabilities of a third party or other substantial increase of liability financing, which will affect or is likely to affect the repayment of the loan principal and interest;
(2)	Major equity change and business adjustment (including but not limited to sign a joint venture or cooperation contract with a foreign investor or an investor from Hong Kong, Macao or Taiwan; company revoking, closure, production stop, production transfer; splitting merger, acquisition or being acquired; restructuring, establishing or restructuring into a corporate enterprise; foreign investment; invest in a corporate company or investment company with real estate, machinery equipment, or other fixed assets or trademark, patents, proprietary technology, land use right and other intangible assets; trading on property rights or business rights by means of leasing, contracting, joint operation, trusteeship, etc.);
(3)	Change of the equity up to / % (including but not limited to equity transfer, trusteeship, agent custody, pledge, etc.).
9.	The borrower shall inform the lender in writing within 7 working days as of the date when the following situation occurs or likely to occur, and actively take measures to guarantee the take measures to guarantee full repayment of the loan principal and interest as scheduled according to the lender’s requirements:
(1)	Major financial loss, asset loss or other financial crisis;
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(2)	Business stop, the business license being revoked or de-registered; applying for or being applied for bankruptcy, dissolution, or other situation;
(3)	The controlling shareholder and other affiliated company have major crisis for operation or finance, which has affected its normal operation;
(4)	Personnel change of the borrower’s legal representative, directors or senior management, which has affected its normal operation;
(5)	Equity change of the guarantor up to /% (including but not limited to equity transfer, trusteeship, agent custody, pledge, etc.).
(6)	Major connected transaction between the borrower and its controlling shareholder or other affiliated company, which has affected its normal operation;
(7)	Any litigation, arbitration or criminal or administrative penalty with major negative impact on its operation and financial situation;
(8)	Any other major event likely to affect its debt repayment ability.
10.	Upon the request of the lender (the lender shall inform the borrower in a reasonable way in advance except that advanced notice cannot be made due to the occurrence of breach of contract or potential breach of contract or the reason of the special environment), the borrower shall allow the representative of the lender to perform the following activities during normal working hours:
(1)	Visit the site of the borrower for business activities;
(2)	Check the site, facilities, plant and equipment of the borrower;
(3)	Check the account records and all other records of the borrower;
(4)	Inquire the borrower’s employees, agents, contractors and subcontractors familiar with or likely to be familiar with information required by the lender.
11.	The borrower shall warrant to maintain the current assets, net asset value, asset-debt proportion, asset liquidity proportion and other financial situation in the following range required by the lender within the term of the loan: ________________.
12.	The borrower must sign for receiving of the payment collection letter or payment collection document sent or delivered by other means by the lender and send the receipt to the lender.

Article 11 Statement and undertaking of the borrower

The bidder voluntarily makes the following statement and undertaking, and is willing to bear legal liability for the authenticity of such contents:

I.	The borrower is a legal organization established and surviving according to the laws of the People's Republic of China and has complete civil behavior ability. The borrower warrants that it will provide related certificates, license, evidences and other documents required by the lender.
II.	The borrower has adequate ability to perform all of its obligations and responsibilities under
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the contract, and will not mitigate or exempt its repayment responsibilities due to any directive, change of financial situation or any agreement signed with any organization.

III.	The borrower has adequate authorization and legal right to sign this contract, and has obtained and implemented all internal approvals and authorizations or other related formalities required for the signing and performance of the contract, and has obtained and implemented all approval, registration, authorization, permission, license or other related formalities from any governmental departments or other competent authority required for the signing and performance of the contract. Moreover, all approvals, registrations, consent, permission and authorization as well as other formalities necessary for the signing of the contract are adequately legitimate and effective.
IV.	The borrower’s signing of this contract is completely in line with the borrower’s related articles of association, internal decisions and resolutions of the board meetings and shareholder’s meetings. The borrower warrants that such internal decisions and the resolutions of the board meetings and shareholder’s meetings completely comply with provisions of state laws, regulations and the company’s articles of association, and none of them are invalid fault or revocable. This contract does not conflict with the borrowers’ articles of association, internal decisions, resolutions of the board meetings and shareholder’s meetings or the borrower’s policies.
V.	The signing and performance of this contract is based on the borrower’s real intent. The debt financing meets requirements of laws and regulations. The signing and performance of this contract does not violate any law, regulation, rules or the agreement of the contract binding to the borrower. The contract is legal, effective and enforceable. If the contract becomes invalid due to defects of the rights of the borrower upon contract signing and performance, the borrower will immediately and unconditionally compensate all losses of the lender.
VI.	All documents, financial statements and other materials submitted by the borrower to the lender hereunder are true, complete, accurate and effective, and all financial indexes required by the lender will be continuously maintained.
VII.	The borrower agrees that the loan business hereunder shall be restricted by the lender’s provisions, practices and the actual situation. The lender may withdraw the loan ahead of schedule based on the capital return situation of the borrower.
VIII.	If the bidder fails to perform its obligations according to the contract, the borrower herein authorizes the lender to directly collect related payment from any account of the borrower opened at the bank of the lender or any other branch or subsidiary of Industrial Bank without going through any judicial procedure, including but not limited to the principal and interest of the loan (including the principal, interest, penalty interest and compound interest), liquidated damage, damage compensation, expenses for the lender to realize its creditor’s rights, etc. The borrower agrees that the lender shall have the right to determine specific payment collection procedure. If the currency of the capital in the account is different from the loan currency, the lender shall have the right to convert related amount into the loan currency based on the middle price published by the lender on the day of payment collection. If any account agreed hereunder involved financial management products or structural deposit or
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other related products, the borrower herein irrevocably authorizes the lender to directly initiate the redemption application or take other necessary measures for such related products in order to ensure smooth collection of such payment; the borrower shall provide all necessary cooperation.

IX.	If the borrower submits specific transaction documents to the lender for review no matter before or after the signing of the contract, the borrower shall warrant the authenticity of all documents. The lender will only make decision on the surficial authenticity of the transaction documents. The lender does not participate in and is not aware of specific substantial transaction of the borrower and will not assume any responsibilities.
X.	The borrower confirms that, except for situations already disclosed to the lender in writing, the borrower has not hidden any of the following events that has occurred or is to be occur which may cause the lender to disagree with the release of the loan hereunder:
(I)	Debts and contingent debts borne by the borrower, including but not limited to any pledge, mortgage, lien or other debt burden set on the borrower’s assets or earning that has no be disclosed to the lender;
(II)	Major discipline violation, law violation or claim for compensation events involving the borrower or major management staff of the borrower;
(III)	Breach of contract by the borrower under any credit-debt contract concluded between the borrower and any other creditor;
(IV)	The borrower is not subject to, or to the knowledge of the borrower, there is no litigation, arbitration or administrative penalty against the borrower or its property which is still pending or likely to occur. There are no procedures proposed for liquidation, business stop or others against the borrower no matter actively proposed or proposed by a third party.
(V)	Any other situation likely to affect the borrower’s financial situation or repayment ability.
XI.	The borrower promises to use the loan according to the purpose specified in the contract and that the loan will not be embezzled or used for other purpose violating the agreement herein. The borrower will accept and cooperate with the borrower for loan payment management, post-loan management and related inspection at any time, and will cooperate with the lender on the supervision, inspection, counting and all other necessary or appropriate actions on the use of the loan by the borrower, the borrower’s production, operation and financial activities, inventory of materials, assets and liabilities, bank deposit, cash and others.
XII.	The borrower shall provide the adequate and effective guarantee accepted by the lender or other guarantee believed suitable and acceptable by the lender. In case of real estate pledge involved hereunder, the borrower shall promptly perform the notification obligation to the lender when the borrower gets to know that the real estate is to be demolished. If the real estate for pledge is demolished, if property transfer compensation is adopted, the lender shall have the right to ask the borrower to repay debt ahead of schedule, or set up new pledge and sign a new pledge agreement. After the loss of the original pledged real estate and before the
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handling of new pledge registration, the borrower shall ask the pledger to continue provide guarantee or the main creditor’s rights with the real estate demolishing compensation through opening a special account for deposit or the deposit note.

XIII.	The borrower shall not reduce registered capital in any form. Without the prior written consent of the lender, the borrower shall not transfer the debts hereunder to any third party in full or in part. Before full repayment of debts hereunder, the bidder shall not repay the borrower’s debt to another creditor ahead of schedule without the prior written consent of the lender (except for other branches of Industrial Bank).
XIV.	In case of any major event negative to the borrower’s repayment ability, the borrower shall inform the lender in time. In case of company merge, division, equity transfer, foreign investment, substantial of debt financing or other major events, the written consent of the lender shall be obtained.
XV.	In case of any dispute between the lender and the borrower or any third party related to the borrower due to the performance of the lender’s obligations hereunder, due to which the lender is involved in any dispute between the borrower and a third party, the borrower shall bear all the litigation or arbitration fee, attorney fee and other expenses incurred to the lender therefore.
XVI.	All settlement business under this contract shall be handled by the borrower through an account opened in the lender’s bank. The borrower shall accept the lender’s closed regulation on operation property income and expenditures.
XVII.	The borrower warrants that information published in the national enterprise credit information publicity system is true, complete, legal and effective. The borrower warrants that it continuously agrees that the lender may query information of the company in the system no matter such information is public or not. If capital verification is required by the lender, the borrower agrees to perform capital verification according to the lender’s requirements and provide the capital verification report issued by a professional organization.
XVIII.	The borrower herein declares and authorizes that the lender shall have the right to make necessary investigation of the borrower’s credit situation in accordance with the Credit Management Regulations and other related laws and regulations of the state, and that the lender may disclose and report information about this contract and other related information to the financial credit information basic database according to requirements of the governmental departments, bank regulators and the People’s Bank of China on the development of enterprise and individual credit work, as well as to the credit investigation system established or approved by the aforesaid organizations and institutions. The borrower herein allows that the related information can be legally queried.
XIX.	If the borrower violates this article of this contract, or falls into any situation likely to endanger the lender’s realization of the creditor’s rights, the lender shall have the right to ask the borrower’s shareholders to speed up their subscription and contribution obligation. The borrower warrants that its shareholders will promptly subscribe related capital according to the lender’s requirements. The lender shall have the right to require no dividend allocation to the borrower and its shareholders.
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XX.	The borrower warrants that the transaction background of this loan business is real and legitimate and is not used or any illegal purpose, such money laundering
XXI.	Other statement and undertaking of the borrower: __________________________.

Article 12 Loan withdrawal ahead of schedule

I.	During the lease term, if the borrower or the guarantor (including guarantor, pledger or mortgager, the same below) falls in one of the following circumstances, the lender shall have the right to unilaterally determine to terminate paying the loan not used by the borrower yet and withdraw the loan principal and interest in full in part, and the loan for repayment by batches. If the lender withdraws the loan for any period ahead of schedule according to this contract, other undue debts will be deemed to become due ahead of schedule:
(I)	Provide false materials or hide important operation and financial facts; any certificates or documents submitted to the lender and any item in the borrower’s statements and undertaking made in Article 11 are proven untrue, inaccurate, incomplete or deliberately leading misunderstanding;
(II)	Privately change the loan purpose without the consent of the lender; embezzle the loan or use the loan for illegal or violating transaction;
(III)	Make discount or pledge to the lender based on false contract with the affiliated party or any creditor’s rights such as receivable notes or receivables without actual trading background for the purpose of getting the lender’s capital or credit granting;
(IV)	Refuse accepting the lender’s supervision and inspection on its credit loan use situation and related operation and financial activities;
(V)	Have major events which are believed by the lender likely to affect the loan safety, such as merger, division, acquisition, restructuring, equity transfer, foreign investment, substantial increase of debt financing, etc.;
(VI)	Purposely escaping or invalidating the lender’s creditor’s rights through affiliated transaction;
(VII)	Deterioration of the credit situation, obviously weakening of the repayment ability (including contingent liability);
(VIII)	The borrower or the borrower’s affiliated company and guarantor or the guarantor’s affiliated company has cross violation of the contract as specified in Article 15 of the contract;
(IX)	The borrower fails to repay loan principal and interest under the contract.
(X)	The borrower stops its repayment or cannot or expresses its incapability to repay the debt due;
(XI)	Business stop, closedown, being declared bankruptcy, dissolution, business license being revoked, the company being cancelled, financial status deterioration, etc.
(XII)	The borrower fails to perform its obligations under Article 10 and Article 13 and other of its obligations agreed in the contract, or the guarantor fails to perform its obligations under
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the guarantee contract;

(XIII)	The value of the mortgage or pledge for guarantee has reduced obviously, or the right of pledge must be realized before the expiry of the loan;
(XIV)	Abnormal change, loss or being investigated or having personal freedom being restricted by juridical organ of the legal representative, main investors, directors, supervisors and senior management of the borrower or the guarantor, which has affected or may affect the performance of the borrower’s obligations hereunder;
(XV)	The borrower/ guarantor or the controlling shareholders, actual controllers or affiliated personnel of the borrower/ guarantor is involved in major litigation, arbitration or other dispute, of their major assets being sealed, frozen, detained, disposed by mandatory execution, being taken with other measures with similar effect, which is likely to damage the lender’s equity.
(XVI)	Any event otherwise agreed in the contract, any situation based on the borrower’s capital return situation, or other events affecting or damaging or likely to affect, damage the interest of the lender.
II.	If the aforesaid situation for loan withdrawal ahead of schedule occurs, the lender may determine whether to offer certain grace period to the borrower based on the borrower’s production, operation and financial situation and capital return situation. If the grace period is offered and the borrower still fails to take remedial measures within the grace period or if the remedial measures taken fail to meet the lender’s requirements, the lender shall have the right to unilaterally determine to withdraw the loan ahead of schedule. The lender may also not offer the grace period and directly determine to withdraw the loan ahead of schedule.
III.	In case of loan withdrawal ahead of schedule, the lender shall have the right to take appropriate measures according to item II of Article 14.

Article 13 Obligation of the borrower to disclose major transactions and major events

I.	The borrower shall promptly report major transactions and major events of the borrower to the lender in writing.
II.	If the borrower is a group company, the borrower shall promptly report connected transaction amounting to more than 10% of the borrower’s net assets to the lender according to related provisions, including but not limited to:
(I)	Affiliations among various transaction parties;
(II)	Transaction projects and nature;
(III)	Transaction amount or corresponding proportions;
(IV)	Pricing policy (including transactions without price or only with symbolic amount).

Article 14 Liability for breach of contract

I.	After the contract takes effect, both the borrower and the lender shall perform their obligations under the contract. Any party failing to perform or completely perform its
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obligations under the contract shall bear corresponding liability for breach of contract.

II.	If the borrower fails to use the loan for the purpose agreed in the contract, and fails to make payment of the loan capital in the way agreed herein, fails to observe its statements and undertaking, if the loan application documents are untrue, if the borrower fails to realize agreed financial indexes, if there is major cross contract breaking or if the borrower fails to perform any agreement in the contract, the lender shall have the right to take one or more of the following measures:
(I)	Require correction of default within a given time period;
(II)	Stop release the loan not released yet under the contract, and stop paying loan capital not paid yet under the contract;
(III)	Ask the borrower to meet conditions for loan release or payment in line with the lender’s requirements, or cancel the qualification for the borrower to use the loan in independent payment way;
(IV)	Unilaterally determine the advanced maturity of the loan in full or in part;
(V)	Unilaterally terminate or release the contract and ask the borrower to repay loan principal and interest no matter they are due or not, and pay or compensate for related losses;
(VI)	In case of overdue loan, ask the borrower to pay overdue loan penalty interest; if the borrower embezzle the loan, ask the borrower to pay the penalty interest for loan embezzlement; ask the borrower to pay compound interest of pending interest (including interest before and after the expiry of the loan, penalty interest for loan embezzlement and overdue loan penalty interest);
(VII)	Ask the borrower to add or replace the guarantor, mortgage, pledge/ pledge right;
(VIII)	Implement or realize any right under the loan guarantee;
(IX)	The lender may directly collect related payment from any account of the borrower opened at the bank of the lender or any other branch or subsidiary of Industrial Bank without going through any judicial procedure, including but not limited to the principal and interest of the loan (including the principal, interest, penalty interest and compound interest), liquidated damage, damage compensation, expenses for the lender to realize its creditor’s rights, etc. The borrower agrees that the lender shall have the right to determine specific payment collection procedure. If the currency of the capital in the account is different from the loan currency, the lender shall have the right to convert related amount into the loan currency based on the middle price published by the lender on the day of payment collection. If any account agreed hereunder involved financial management products or structural deposit or other related products, the borrower herein irrevocably authorizes the lender to directly initiate the redemption application or take other necessary measures for such related products in order to ensure smooth collection of such payment.
(X)	File a lawsuit, arbitration or apply for an execution order from a notary organ; ask the borrower to repay loan principal and interest; expenses for the creditor to realize the creditor’s right shall be borne by the borrower;
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(XI)	The lender shall have the right to detain, hold or taken other appropriate measures against any movable or real estate properties, tangible property or intangible property controlled or occupied by the borrower.
(XII)	Any other measure stipulated by laws and regulations, agreed in this contract, or believed appropriate by the lender.
III.	Under the premise of meeting preconditions for loan release and for loan capital payment agreed in the contract, if the lender fails to provide the loan according to the date and amount agreed herein, which results in the loss of the borrower, the lender shall compensate the borrower for direct economic losses caused therefore. Nevertheless, the lender will not compensate for any foreseeable or unforeseeable indirect losses suffered by the borrower therefore.
IV.	During the performance of the contract, in case of wrong commissioned payment, untimely payment caused by untrue, inaccurate, incomplete or other defective materials provided by the borrower, independent payment by the borrower in violation of the contract or any other losses formed thereby, the lender will not assume any liability.
V.	If the loan receiving account or the account of the payment object is frozen under the contract or in case of loan release and payment dispute or other losses caused by other reason, the lender will not assume any liability.
VI.	If the guarantor (i.e., the guarantor, pledger or the mortgager) under the contract falls into one of the following circumstances, the lender shall have the right to take measures according to item II of this article:
(I)	The guarantor fails to perform agreement of the guarantee contract, the credit situation deteriorates, or the guarantee ability weakens;
(II)	The mortgager fails to perform agreement of the mortgage contract, deliberately damage the mortgage, or the value of the mortgage may decrease or have already decreased; or other events with prejudice to the lender’s mortgage rights occur;
(III)	The pledger fails to perform agreement of the pledge contract, deliberately damage the pledge, or the value of the pledge may decrease or have already decreased; or other events with prejudice to the lender’s pledge rights occur;

Article 15 Cross contract breaking

When the borrower or the borrower’s affiliated enterprise or guarantor, or the guarantor’s affiliated enterprises fall into any of the following situations, it shall be deemed that the borrower has broken this contract. The lender shall have the right to withdraw the loan ahead of schedule according to Article 12 of the contract, and ask the borrower to bear liability for breach of the contract according to Article 14 hereof:

(I)	Any loan, financing or debt has or may have breach of contract, or is declared mature ahead of schedule;
(II)	Any guarantee or similar obligation is not performed, or may not be performed;
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(III)	Fail to perform or violate legal documents or contract on liability guarantee and other similar obligations, or there is possibility of performance failure or violation;
(IV)	Incapability to repay debt due or loan/ financing due appears or likely to appear;
(V)	Be declared or to be declared bankruptcy by legal procedure;
(VI)	The assets or properties are transferred to other creditors;
(VII)	Other situation endangering the safety of loan principal and interest under this contract.

Article 16 Continuity of obligations

All of the borrower’s obligations under the contract shall be continuous and shall have complete and equal binding force over its successor, agent, receiver, assignee, and the entity after its merger, restructuring or name changing.

Article 17 Accelerated maturity of loan principal and interest

The borrower agrees that once the borrower fails to perform its statements and undertaking in Article 11 hereunder, or the borrower fails to perform any of its obligations hereunder, the lender shall have the right to determine that any other obligation of the borrower to the lender, including the mature or immature principal and interest (including penalty interest and compound interest) of the loan hereunder, may become mature immediately.

Article 18 Priority of Subrogation

The Borrower hereby represents that where the Borrower violates the Contract or fails to pay off the due debts (including the principal, interest and expense) and the Borrower itself doesn’t has sufficient property to repay the debt, the Lender shall have the priority to exercise the subrogation right for any creditor’s rights, account receivables and other property rights and interests possessed by the Borrower against any third party.

Article 19 Governing Law and Settlement of Dispute

I.	The conclusion, effectiveness, performance, cancellation, interpretation of the Contract and the settlement of dispute shall be governed by the laws of the People’s Republic of China (for the purpose of the Contract, the laws of Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Region are excluded).
II.	All disputes arising from or in connection with the performance hereof shall be settled by the Lender and the Borrower through friendly consultation; where no agreement can be reached, both parties agree to settle the dispute based on following method (2):
(1)	File a lawsuit in the people’s court in the place of the Lender.
(2)	Apply to Xiamen Arbitration Committee for arbitration and settle the dispute according to the then valid arbitration rules at the time of arbitration by the Arbitration Committee. To the extent permitted by the arbitration rules, both parties agree to apply the summary procedure to complete the adjudication of case. The arbitration award is final and binding upon both parties. The place of court session of the arbitral tribunal is in Xiamen.
(3)	Other methods: .
III.	During the dispute period, the terms hereof that are not in dispute shall be performed continuously.

Article 20 Correspondence, Communication and Notification

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I.	The Borrower agrees and acknowledges that the following address is the address for service of the notification matters specified hereunder and legal instruments for relevant litigation (arbitration) and notarization at the time of dispute (including but not limited to the notifications and documents of the contracting parties; pleadings (or application for arbitration) and evidence, court summons, notice of respondence to action, notice of proof, notice of court session, payment command, written judgment (award), written verdict, mediation document, enforcement notice, notice of performance within time limit and other legal instruments for litigation or arbitration hearing, realization of security interest procedure and execution stage; various notifications and legal instructions served by the notary authority) served by the court or the arbitral tribunal:
(I)	Address of the Borrower:
1.	Name of the Borrower: Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.

Address of the Borrower: Room 402, 4F, Industrial Design Center, Longshan Cultural and Creative Industrial Park across the Strait, No. 84, Longshan South Road, Siming District, Xiamen;

Zip code: 361000; Contact number: 13826231872;

Contact person: He Caifan.

2.	Name of designated recipient (if any): ;

Address of recipient: ;

Zip code: ; Contact number: .

(II)	The Borrower agrees and confirms that the following electronic mailing address is the valid address of service:
1.	Fax number: ;
2.	Email address: plutus@bluehatgroup.net;
3.	SMS number: 13925123166;
4.	Wechat number: ;
5.	QQ number: .
II.	The application period for the address of service agreed in paragraph 1 of this article includes all stages such as non-judicial stage, first instance, second instance, retrial, execution and procedure of realization of security rights, supervisory proceedings and enforcement of notarization after judicial proceedings. In case of any change in the above address of service, the Borrower shall inform the Lender in writing in advance (during the litigation or arbitration period, a prior written notice shall be sent to the arbitral tribunal or court; where the enforcement of notarization has been handled, a written notice shall be sent to the original notary authority) to re-confirm the address of service and obtain the receipt. Where it fails to send a prior notice, such change shall be deemed to be invalid and corresponding legal consequence shall be borne by the Borrower. The address of service specified in first paragraph of this article shall remain unchanged as the valid address of service.
III.	All documents, communications, notifications and legal instruments shall be deemed to have been served on the following date when they are sent to any of the address specified in first paragraph of this article (where the documents are delivered to the designated recipient, it shall be deemed to have been served to the concerned party):
(I)	If delivered by mail (including the express mail service, ordinary mail and registered
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mail), it shall be deemed to have been served on the fifth working day after mailing date;

(II)	If delivered by fax, email, SMS, Wechat, QQ or other electronic communication mode, it shall be deemed to have been served on the sending date;
(III)	If delivered by personal service, it shall be deemed to have been served on the signing and receiving date of the recipient. Where the recipient refuses to receive the document, the server can record the process by taking photos and videos and keep the instrument properly. Upon completion of above procedure, it shall be deemed to have been served.
IV.	The Borrower shall bear corresponding legal consequences if the service address provided or confirmed by the Borrower is inaccurate or untrue or the service address after change cannot be informed to the counterparty and the arbitration authority, people’s court and notary authority in time which results in failure in service and shall be deemed to have been validly served;
(I)	If delivered by mail, the return date of the instrument shall be deemed to be the date of service;
(II)	If delivered by personal service, the date on which the server indicates the specific condition on the receipt on site shall be deemed to be the date of service;
(III)	If delivered by electronic way, the sending date shall be deemed to be the date of service.
V.	The Lender treats the domicile listed in the Contract as the address of service. Where the Lender sends the notification by sending an announcement in the website, E-bank, telephone bank or sales network, the release date of the announcement shall be deemed to be the date of service. The Lender shall not bear any liability for the error, omission or delay in the transmission incurred by the mailing, fax, telephone or other communication system in any circumstance.
VI.	The parties agree that the unit seal of the parties, office seal, special seal for finance, special seal for contractual use, receiving and sending seal and the special seal for the Lender’s credit business shall be the effective seals for the notifications or contacts, service of legal instruments and correspondence of the parties. All staff of the Lender shall be the authorized recipient for the correspondence, communication and notification.
VII.	This provision shall be the independent provision in the Contract and shall not be affected by the validity of the Contract and other provisions hereof.

Article 21 Validity of Contract and Miscellaneous

I.	The Contract shall come into force after being signed or sealed by the contracting parties.
II.	Within the term of the Contract, any tolerance, grace or delay in exercise of the rights or benefits specified hereunder granted by the Lender to the Borrower and the Guarantor shall not damage, affect or restrict the Lender’s rights and benefits under the laws and regulations and the Contract and shall neither be deemed to be a waiver of the Lender for its rights and benefits under the Contract nor affect any obligation of the Borrower under the Contract.
III.	In case of any change in the national laws, regulations or supervisory policies, which results in the nonconformance of the Lender’s performance of loan-making obligation specified hereunder with the laws and regulations or supervisory requirements, the Lender is entitled to arbitrarily terminate the Contract and declares the acceleration of maturity of all issued loans and the Borrower shall immediately repay the loans upon request of the Lender. Where the Lender fails to perform the Contract due to such reason, the Lender
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shall not bear any legal responsibility.

IV.	Where the loans cannot be made or paid on time due to force majeure, communication or network failure and the Lender’s system failure, the Lender shall not bear any liability and shall inform the Borrower in time.
V.	The Lender is entitled to authorize or entrust other branches of Industrial Bank to perform the rights and obligations under the Contract based on the operation and management demands (including but not limited to authorizing or entrusting other branches of Industrial Bank to enter into relevant contracts), or assign the loans under the Contract to other branches of Industrial Bank for management. The Borrower hereby acknowledges above provision and the above behaviors of the Lender require no separate consent of the Borrower.
VI.	The Borrower agrees that the Lender is entitled to adjust, reduce or cancel the loan amount unused under the Contract based on the Borrower’s production and operation condition, repayment condition and the credit of other financial institutions. Where the Lender decides to adjust, reduce or cancel the loan amount, it shall send a notice to the Borrower five working days in advance, without the separate consent of the Borrower.
VII.	Where any provision of the Contract is or becomes invalid or unenforceable at any time, the validity, effectiveness or enforceability of other provisions under the Contract shall not be affected or impaired.
VIII.	The subheadings of the Contract are for convenience only and shall not be used in construing or interpreting the Contract or for other purposes.
IX.	The appendixes to the Contract shall constitute an integral part of the Contract and shall have the same legal effect with the text of the Contract.
X.	The Contract is made in triplicate, with the Lender holding two , the Borrower holding one and holding respectively. All copies shall have the same legal effect.

Article 22 Notarization and Voluntary Acceptance of Enforcement

I.	Where either party of the Contract puts forward the notarization request, the other party agrees to carry out notarization in the notary authority specified by the country upon request of the other party.
II.	The contract with enforcement of notarization shall have compulsory execution effect. Where the Borrower fails to perform or improperly performs the obligations or the Lender’s realization of the creditor’s rights under the laws, regulations and the Contract occurs, the Borrower agrees that the Lender is entitled to apply to the notary authority to issue the execution certificate with compulsory execution effect and the Borrower is willing to accept the compulsory execution measures directly applied by the Lender with the certificate to the competent people’s court and knows the corresponding legal consequences and the Borrower undertakes that it will not raise any objection or make any defense.
III.	All parties hereto agree that: before the notary authority issues the certificate of execution, it shall be entitled to verify the relevant facts of breach by the Borrower such as objection to satisfy or improper satisfaction of the debts in any one or several ways such as mail, telephone, fax, E-mail, short message, We-chat, QQ, personal delivery and interview based on the clause of “Document Correspondence, Communication and Notice” as agreed herein. If the verification is made through telephone or interview, the documents
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will be deemed as already served upon the end of the interview or call; if the verification is made through mail, fax, E-mail, short massage, We-chat, QQ and personal delivery, then the documents shall be deemed as served as agreed in the clause of “Document Correspondence, Communication and Notice”.

IV.	If the Borrower has any objection towards the above verified fact of breach, it shall, within five working days after the date of service, provide written proof and adequate evidences to the notary authority. If the proof has not been provided on time or if the notary authority believes that the evidences are not adequate to support the claim, then it will be deemed that the Borrower has confirmed relevant facts of breach such as objection to satisfy or improper satisfaction of the debts and has agreed that the notary authority may issue the certificate of execution based on the application submitted by the Lender. If the notary authority has otherwise stipulate the way of verification and the period for providing the proof, such stipulations shall prevail.

Article 23 Supplementary Clauses:

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This is the signing page of the Working Capital Borrowing Contract (X.Y.X.D.Y.L.D.Z No. 2018308D).

The Lender (corporate seal): Person in charge or authorized person (signature):

/s/ Xiamen Branch of Industrial Bank Co., Ltd.

Specific Seal for Credit Contract for Xiamen Branch of Industrial Bank Co., Ltd. (seal)

Hong Pipa (signature)

December 20, 2018

The Borrower (corporate seal): Person in charge or authorized person (signature):

/s/ Fujian Blue Hat Interactive Entertainment Technology Co., Ltd.

Fujian Blue Hat Interactive Entertainment Technology Co., Ltd. (seal)

December 20, 2018

Verified by:

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